Exhibit 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

Perficient Expands Board of Directors

Saint Louis — December 3 - Perficient, Inc. (NASDAQ: PRFT), a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today announced that Edward L. Glotzbach and James R. Kackley have been appointed as independent members of the company's Board of Directors, effective December 3, 2010.

Mr. Glotzbach is currently Vice Chairman of Information Services Group, Inc, a position he assumed after its acquisition of TPI, Inc., the leading sourcing advisory firm in the United States, where he was CEO and President.  Prior to that, Mr. Glotzbach spent more than three decades with SBC Communications, Inc., most recently serving as Executive Vice President and Chief Information Officer of SBC Communications from 1998 until October 2003.

Mr Glotzbach is a current member and former chairman of the Board of Trustees of Webster University, a member of the Board of Directors of The Laclede Group (NYSE: LG), and a member of the Audit Committee at Edward Jones Financial, each based in St. Louis. He serves on the Board of Directors of Christian Hospital in St. Louis, and on the Executive Board of the Boy Scouts of America in St. Louis. Additionally, Mr. Glotzbach serves as a current director and former chairman of the Washburn University Foundation in Topeka, Kansas.

Mr Kackley was named Non Executive Chairman of Orion Energy Systems, Inc (NYSE AMEX: OESX). in August 2010 after having served as President and Chief Operating Officer. Prior to Orion, Mr. Kackley served as Managing Partner and Chief Financial Officer of Andersen Worldwide SC. Mr. Kackley spent more than three decades at Arthur Andersen LLP and Andersen Worldwide. He served as a partner in both the U.S. and Worldwide firms from 1974. He served as an Adjunct Professor at the Kellstadt School of Management at DePaul University from 1999 to 2002. He has been a Director of PepsiAmericas Inc. (acquired by Pepsi, Inc (NYSE: PEP) in 2010) since December 2004 and a Director of Herman Miller Inc. (NASDAQ: MLHR) since 2003.

Mr. Kackley is also involved in numerous civic and charitable organizations. He served as a Director of Ryerson Inc.  and currently serves as a Life Trustee of Northwestern University and the Museum of Science and Industry (Chicago).

“We’re pleased to add highly experienced and committed new directors to the board,” said Jeffrey Davis, Perficient’s chief executive and president. “The senior technology leadership and strong corporate governance expertise that Ed and Jim bring to Perficient will be beneficial as the company embarks on its next wave of significant growth.”

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of across North America and three offshore locations, in Eastern Europe, India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, a Documentum Select Services Team Partner, and an Oracle Platinum Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement

Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2010. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The “forward-looking” information is based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2009 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.